For SEC Section 16 Reporting and Related Matters

 I hereby constitute and appoint each of  Michele M. Nicholas, Jeffrey D. Nickel and
Robert J. Sandkuhler as my true and lawful attorneys-in-fact and agents, and grant each of them, acting alone, full power to act on my behalf and in my name, place and stead, in any and all capacities for the purposes of signing on my behalf, any Form ID,
Form 3, Form 4 or Form 5 required to be filed by me pursuant to Section 16 of the
Securities and Exchange Act of 1934, as amended, and any Form 144 required to be filed by me under the Securities Act of 1933, as amended, and Rule 144 promulgated thereunder including, without limitation, the power to sign any and all amendments to such forms, if any, and to file such forms with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms, as fully and to all intents and purposes as I might or could do
in person.   The authority under this Power of Attorney shall continue until I am no longer required to file Form 3, Form 4, Form 5 and Form 144 with regard to my ownership of or transactions in securities of Armstrong World Industries, Inc., unless earlier revoked in writing.

I acknowledge that the above-named attorneys-in-fact are not assuming any of my responsibilities to comply with Rule 144 of the Securities Act of 1933, Section 16 of the
Securities and Exchange Act of 1934, or any other securities laws.

IN WITNESS WHEREOF, I have signed my name this 27 th day of October, 2008.

     /s/ Stanley A. Askren
     Stanley A. Askren